Exhibit 99

For Immediate Release                   Contact: Rick DeLisi
November 12, 2002         Director, Corporate Communications
Page 1 of 1                                   (703) 650-6550

Atlantic Coast Airlines Chairman and Chief Executive Officer to Present at Salomon Smith Barney Transportation Conference

Dulles, VA, (November 12, 2002) - Atlantic Coast Airlines Holdings, Inc. (ACA) (NASDAQ/NM: ACAI) Chairman and Chief Executive Officer Kerry Skeen will make a presentation to investors and financial analysts during the Salomon Smith Barney Transportation Conference being held in Key Biscayne, FL. The ACA presentation is scheduled to take place Thursday, November 14, 2002, at approximately 7:00pm.

A live webcast of the conference is being offered by the sponsors. It will be accessible through the following web address:

http://www.veracast.com/ssb/2002/transportation/55211156.cfm

Replays  of the webcast will also be available for at  least
30 days following the conclusion of the presentation.

In addition, the slides and visuals presented at the conference will be available in the "For Investors" section of the Atlantic Coast website:

www.atlanticcoast.com

This slide presentation will also remain available for at least 30 days following the conference.

ACA operates as United Express and Delta Connection in the Eastern and Midwestern United States, as well as Canada. The company has a fleet of 132 aircraft-including 102 regional jets-and offers approximately 850 daily departures, serving 84 destinations in the U.S. and Canada.

Atlantic  Coast  employs over 5,000 aviation  professionals.
The  common stock of Atlantic Coast Airlines Holdings,  Inc.
is  traded  on the Nasdaq National Market under  the  symbol
ACAI.